Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Coastal Carolina Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.        The quarterly report of the Company for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2009	By:	/s/ Michael D. Owens
Michael D. Owens
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2009	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Chief Financial Officer
(Principal Financial and Accounting Officer)